UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------
                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported): June 26, 2006

                        VITESSE SEMICONDUCTOR CORPORATION
             (Exact name of registrant as specified in its charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)
           1-31614                                    77-0138960
    (Commission File Number)               (IRS Employer Identification No.)

      741 Calle Plano, Camarillo, California                  93012
     (Address of principal executive offices)              (Zip Code)

       Registrant's telephone number, including area code: (805) 388-3700

                                 Not applicable
         (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     /__/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     /__/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     /__/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     /__/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

     As previously reported, Vitesse Semiconductor Corporation (the "Company") was unable to file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2006 by the required filing date. As a result, the Company received a Nasdaq Staff Determination on May 16, 2006 indicating that the Company failed to comply with the filing requirements for continued listing set forth in Marketplace Rule 4310(c)(14) and that the Company's securities are therefore subject to delisting from the Nasdaq National Market. The Company requested and participated in a hearing before a Nasdaq Listing Qualification Panel to review the Staff Determination.

     On June 26, 2006, the Company received a letter from Nasdaq informing the Company that the Nasdaq Listing Qualification Panel had determined that the Panel cannot continue the Company's listing and, accordingly, the Panel determined to delist the Company's securities from the Nasdaq National Market effective with the open of business on Wednesday, June 28, 2006.

     The Company believes that its common stock will trade in the "Pink Sheets" on and after June 28, 2006. The Company has been informed that certain market makers will continue to make a market in the Company's stock. No assurance can be given that the market makers will continue to make a market in the Company's stock or that the Company's stock will trade in the "Pink Sheets."


                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Camarillo, State of California, on June 29, 2006.

                                 VITESSE SEMICONDUCTOR CORPORATION

                                 By:     /s/ Christopher Gardner
                                     ----------------------------------------
                                     Christopher Gardne
                                     Chief Executive Officer